EXHIBIT 21
PILGRIM'S PRIDE CORPORATION
SUBSIDIARIES OF REGISTRANT

Jurisdiction of Incorporation or Organization
U.S. Subsidiaries
PFS Distribution Company	Delaware
Pilgrim's Pride, LLC	Delaware
POPPSA 3, LLC	Delaware
POPPSA 4, LLC	Delaware
PPC Transportation Company	Delaware
Merit Provisions, LLC	Delaware
40 North Foods, Inc.	Delaware
GC Properties	Georgia
PPC of Alabama, Inc.	Georgia
Gold'n Plump Farms, LLC	Minnesota
Gold'n Plump Poultry, LLC	Minnesota
JFC LLC	Minnesota
Pilgrim's Pride Affordable Housing Corporation	Nevada
Pilgrim's Pride of Nevada, Inc.	Nevada
PPC Marketing, Ltd.	Texas
Pilgrim's Pride Corporation of West Virginia, Inc.	West Virginia

Foreign Subsidiaries
To-Ricos Distribution, Ltd.	Bermuda
To-Ricos, Ltd.	Bermuda
Avícola Pilgrim's Pride de Mexico, S. A. de C.V.	Mexico
Carnes y Productos Avícolas de Mexico S. de R.L. de C.V.	Mexico
Comercializadora de Carnes de Mexico S. de R.L. de C.V.	Mexico
Incubadora Hidalgo S. de R.L. de C.V.	Mexico
Gallina Pesada S.A.P.I. de C.V.	Mexico
Grupo Pilgrim's Pride Funding Holdings, S. de R.L. de C.V.	Mexico
Grupo Pilgrim's Pride Funding, S. de R.L. de C.V.	Mexico
Inmobiliaria Avicola Pilgrim's Pride, S. de R.L.	Mexico
Operadora de Productos Avicolas S. de R.L. de C.V.	Mexico
Pilgrim's Comercializadora Laguna, S. de R.L. de C.V.	Mexico
Pilgrim's Operaciones Laguna, S. de R.L. de C.V.	Mexico
Pilgrim's Pride S. de R.L. de C.V.	Mexico
Provemex Holdings, LLC	Mexico
Servicios Administrativos Pilgrim's Pride S. de R.L. de C.V.	Mexico